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                                                                   EXHIBIT 12.01

Exhibit 12.01 - Statement Re: Computation of Earnings to Fixed Charges

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
                                                                        Year Ended December 31,
                                                  ------------------------------------------------------------------------
                                                      1994           1995           1996           1997           1998
                                                  -------------  -------------  ------------   ------------   ------------
                                                                                (In thousands)
Fixed charges:

   Interest expense, including amortization
      of debt expense                              $         -    $        38    $      107    $       699     $   17,740

   Assumed interest element included
     in rent expense                                         6             17            50            353          1,111
                                                  ------------   ------------   -----------    -----------    -----------

     Total fixed charges                           $         6    $        55    $      157     $    1,052     $   18,851

Earnings (loss):

     Net income (loss)                             $       144    $    (1,311)   $   (4,133)    $  (25,298)    $  (66,442)

   Fixed charges per above                                   6             55           157          1,052         18,851
                                                  ------------   ------------   -----------    -----------    -----------

     Total earnings (loss)                         $       150    $    (1,256)   $   (3,976)    $  (24,246)    $  (47,591)

Ratio of earnings to fixed charges                          26 X            -             -              -              -
                                                  ============   ============   ===========    ===========    ===========

Deficiency of earnings available to cover
     fixed charges                                 $         -    $    (1,311)   $   (4,133)    $  (25,298)    $  (66,442)
                                                  ============   ============   ===========    ===========    ===========


                                                                               Six months
                                                                             ended June 30,
                                                                  ------------------------------------
                                                                        1998                 1999
                                                                  --------------        --------------
Fixed charges:

   Interest expense, including amortization
      of debt expense                                               $   2,039              $   18,855

   Assumed interest element included
     in rent expense                                                      414                   1,218
                                                                  -----------           -------------

     Total fixed charges                                            $   2,453              $   20,073

Earnings (loss):

     Net income (loss)                                              $ (27,397)             $  (43,065)

   Fixed charges per above                                              2,453                  20,073
                                                                  -----------           -------------

     Total earnings (loss)                                          $ (24,944)             $  (22,992)

Ratio of earnings to fixed charges                                          -                       -
                                                                  ===========           =============

Deficiency of earnings available to cover
     fixed charges                                                  $ (27,397)             $  (43,065)
                                                                  ===========           =============
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